Exhibit 99.2

PepGen Announces Pricing of $125 Million Public Offering

BOSTON— November 11, 2026 — PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company pioneering oligonucleotide therapies with the potential to transform the treatment of rare genetic diseases, today announced the pricing of a public offering of 25,000,000 shares of its common stock at a price to the public of $5.00 per share. The aggregate gross proceeds to PepGen from this offering are expected to be $125 million, before deducting underwriting discounts and commissions and offering expenses payable by PepGen. In addition, PepGen has granted the underwriters a 30-day option to purchase up to an additional 3,750,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the securities to be sold in the offering are being offered by PepGen. The offering is expected to close on or about November 13, 2026, subject to the satisfaction of customary closing conditions.

PepGen currently intends to use the net proceeds from this offering to fund ongoing clinical development of its product candidate, as well as for working capital and other general corporate purposes.

Leerink Partners, Stifel, and Guggenheim Securities are acting as joint bookrunning managers for the offering. Oppenheimer & Co. is acting as passive bookrunner and H.C. Wainwright & Co. is acting as lead manager for the offering.

The securities described above are being offered by PepGen pursuant to an effective shelf registration statement on Form S-3 (File No. 333-296016) that was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on May 18, 2026, and subsequently declared effective on May 21, 2026. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company pioneering oligonucleotide therapies with the potential to transform the treatment of rare genetic diseases. Founded on more than a decade of research and development, PepGen’s Enhanced Delivery Oligonucleotide (EDO) technology leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using this EDO technology, PepGen is advancing PGN-EDODM1, a clinical candidate for the treatment of myotonic dystrophy type 1.

Forward-Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements regarding the satisfaction of customary closing conditions relating to the offering and sale of the securities, PepGen’s ability to complete the offering, and the expected use of proceeds from the offering. Any forward-looking statements in this press release are based on PepGen’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the public offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the public offering. Additional risks concerning PepGen’s programs and operations are described in its most recent reports filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact

Laurence Watts

New Street Investor Relations

laurence@newstreetir.com

Media Contact

Amir Khan

Chamberlain Healthcare Public Relations

Amir.Khan@syneoshealth.com

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